Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE
Consent
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-209410) pertaining to the 2011 Option Plan, 2016 Share Option and Incentive Plan, and Non-Plan Share Options of BeiGene, Ltd.,
2.Registration Statement (Form S-8 No. 333-214064) pertaining to the 2011 Option Plan of BeiGene, Ltd.,
3.Registration Statement (Form S-8 No. 333-216885) pertaining to the 2016 Share Option and Incentive Plan of BeiGene, Ltd.,
4.Registration Statement (Form S-8 No. 333-223319) pertaining to the 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.,
5.Registration Statement (Form S-8 No. 333-225543) pertaining to the 2018 Employee Share Purchase Plan and the 2018 Inducement Equity Plan of BeiGene, Ltd.,
6.Registration Statement (Form S-8 No. 333-228786) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan and the Second Amended and Restated 2018 Employee Share Purchase Plan of BeiGene, Ltd.,
7.Registration Statement (Form S-8 No. 333-241697) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.,
8.Registration Statement (Form S-8 No. 333-266639) pertaining to the Second Amended and Restated 2016 Share Option and Incentive Plan, as amended, of BeiGene, Ltd.,
9.Registration Statement (Form S-3 No. 333- 271762) of BeiGene, Ltd. and the related prospectus,
10.Registration Statement (Form S-3 No. 333-271765) of BeiGene, Ltd. and the related prospectus;
11.Registration Statement (From S-8 No. 333-279980) pertaining to the Third Amended and Restated 2016 Share Option and Incentive Plan and the Fourth Amended and Restated 2018 Employee Share Purchase Plan of BeiGene, Ltd., and
12.Registration Statement (Form S-4 No. 333-281324) of BeiGene, Ltd. and the related prospectus;
of our reports dated February 27, 2025, with respect to the consolidated financial statements of BeiGene, Ltd. and the effectiveness of internal control over financial reporting of BeiGene, Ltd. included in this Annual Report (Form 10-K) of BeiGene, Ltd. for the year ended December 31, 2024.

Report on Schedule
To the Shareholders and the Board of Directors of BeiGene, Ltd.
We have audited the consolidated financial statements of BeiGene, Ltd. (the Company) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and have issued our report thereon dated February 27, 2025 included elsewhere in this Form 10-K. Our audits of the consolidated financial statements included the financial statement schedule listed in Item 15 of this Form 10-K (the “schedule”). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s schedule, based on our audits.
In our opinion, the schedule presents fairly, in all material respects, the information set forth therein when considered in conjunction with the consolidated financial statements.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 27, 2025